Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. REPORTS SECOND QUARTER SALES AND EARNINGS

SUFFERN, NY - FEBRUARY 27, 2008 - Dress Barn, Inc. (NASDAQ - DBRN) today reported sales and earnings results for the fiscal second quarter ended January 26, 2008.

Fiscal Second Quarter Results

Net sales for the second quarter of fiscal year 2008 were $345.6 million, an increase of 2% over $340.3 million for the same quarter a year ago. Sales growth from new stores was partially offset by a comparable store sales decrease of 4%.

Net sales for dressbarn stores decreased 4%, including a 7% decline in comparable store sales, to $204.1 million, compared to $213.1 million in the year ago quarter ended January 27, 2007. Net sales for maurices stores increased 11%, including a comparable store sales increase of 2%, to $141.5 million, compared to $127.2 million during the year ago quarter.

Net earnings for the fiscal second quarter ended January 26, 2008 decreased to $7.4 million, or $0.12 per diluted share, including approximately $0.03 from the favorable impact of certain one-time tax items. This compares to $17.0 million, or $0.24 per diluted share in the year ago period.

Fiscal Six Months Results

Total net sales for the first six months of fiscal year 2008 were $709.3 million, an increase of 2% over $698.8 million for the fiscal six-month period a year ago. Comparable store sales decreased 3%.

Net sales for dressbarn stores decreased 5% to $432.2 million, compared to $455.2 million in the year ago period. dressbarn comparable store sales decreased 8%. Net sales for maurices increased 14% to $277.1 million, compared to $243.6 million during the year ago period. maurices comparable store sales increased 5%.

Net earnings for the first six months of fiscal year 2008 decreased to $27.0 million from $44.4 million for the same period of the prior year. Diluted earnings per share for the six month period were $0.42 versus $0.64 per share in the same period of fiscal 2007.

Commentary

David R. Jaffe, President and Chief Executive Officer stated, “Our second quarter financial results reflect the highly promotional retail environment. Our dressbarn stores’ missy customer appears to have pulled back discretionary spending on apparel. To help drive traffic, dressbarn stores required relatively aggressive promotions in order to bring inventory levels in line. This resulted in a lower average unit price, with the corresponding effect on margin. While these actions obviously impacted our short term financial performance, we were pleased to have reduced inventories to acceptable levels by the end of the quarter. In our maurices’ stores, the tone of our business is much better. We continue to be pleased with maurices’ overall increased sales and earnings performance despite the ongoing challenges of the retail environment and the economy.”

Exhibit 99.1

Mr. Jaffe continued, “Our business today is showing signs of improvement. We are encouraged by recent and positive movement in our sales trends at both concepts. The performance of our new spring merchandise offerings gives us some optimism for a stronger outlook for the Spring season. Additionally, we believe that the earlier Easter this year could help spur earlier Spring selling. Even so, we are managing our business prudently and will continue to focus on keeping inventory levels clean and on controlling costs. Beyond the short term outlook, which remains a source of some concern due to the retail environment, we continue to believe that we have excellent long-term growth prospects, a strong balance sheet and many opportunities to drive value to our customers and our shareholders.”

Fiscal July 2008 Reaffirms Guidance
The Company reaffirms its recently announced guidance for earnings per diluted share for fiscal 2008 in the range of $1.05 to $1.10. This estimate is based upon various assumptions, including that comparable store sales for the remainder of the year will remain flat.

Conference Call Information

The Company will conduct a conference call today, February 27, 2008 4:30 PM Eastern Time to review its second quarter financial results followed by a question and answer session. Parties interested in participating in the conference should dial-in five minutes prior to the conference call at (617) 213-8892; the passcode is 24083058. The conference call will also be simultaneously broadcast at www.dressbarn.com. A recording of the conference call will be available until March 28, 2008 by dialing (617) 801-6888, the passcode is 62931148.

ABOUT DRESS BARN, INC.
Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of January 26, 2008, the Company operated 819 dressbarn stores in 46 states and 638 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements
Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 28, 2007 and Form 10-Q for the quarter ended October 27, 2007.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings- Unaudited
Amounts in thousands, except per share amounts
	Thirteen Weeks Ended
	January 26,		January 27,
	2008		2007

Net sales	$345,568	100.0%	$340,344	100.0%
Cost of sales, including
occupancy and buying costs	223,832	64.8%	211,288	62.1%
Gross profit	121,736	35.2%	129,056	37.9%
Selling, general and
administrative expenses	101,465	29.4%	93,997	27.6%
Depreciation and amortization	11,761	3.4%	12,010	3.5%
Operating income	8,510	2.5%	23,049	6.8%

Interest income	2,181	0.6%	1,552	0.5%
Interest expense	(1,202)	-0.3%	(1,218)	-0.4%
Other income	454	0.1%	251	0.1%
Earnings before income taxes	9,943	2.9%	23,634	6.9%
Income taxes	2,529	0.7%	6,610	1.9%
Net earnings	$7,414	2.1%	$17,024	5.0%

Earnings per share:
Basic	$0.12		$0.27
Diluted	$0.12		$0.24

Weighted average shares outstanding:
Basic	60,009		61,935
Diluted	63,252		70,214

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings- Unaudited
Amounts in thousands, except per share amounts
	Twenty-Six Weeks Ended
	January 26,		January 27,
	2008		2007

Net sales	$709,292	100.0%	$698,782	100.0%
Cost of sales, including
occupancy and buying costs	448,047	63.2%	420,804	60.2%
Gross profit	261,245	36.8%	277,978	39.8%
Selling, general and
administrative expenses	198,200	27.9%	187,725	26.9%
Depreciation and amortization	23,342	3.3%	22,847	3.3%
Operating income	39,703	5.6%	67,406	9.6%

Interest income	3,722	0.5%	2,932	0.4%
Interest expense	(2,417)	-0.3%	(2,449)	-0.4%
Other income	832	0.1%	623	0.1%
Earnings before income taxes	41,840	5.9%	68,512	9.8%
Income taxes	14,803	2.1%	24,070	3.4%
Net earnings	$27,037	3.8%	$44,442	6.4%

Earnings per share:
Basic	$0.45		$0.72
Diluted	$0.42		$0.64

Weighted average shares outstanding:
Basic	60,074		61,771
Diluted	64,741		69,878

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets- Unaudited
Amounts in thousands
	January 26,	January 27,
ASSETS	2008	2007
Current Assets:		(As restated)*
Cash and cash equivalents	$44,879	$47,788
Marketable securities and investments	180,095	154,918
Merchandise inventories	161,302	158,020
Deferred income tax asset	9,739	2,963
Prepaid expenses and other	20,450	19,194
Total Current Assets	416,465	382,883

Property and Equipment	500,421	474,028
Less accumulated depreciation and amortization	242,773	235,446
Property and equipment, net	257,648	238,582

Deferred Income Tax Asset	1,507	-
Intangible Assets, net	108,339	109,676
Goodwill	130,656	130,656
Other Assets	22,806	21,078
TOTAL ASSETS	$937,421	$882,875

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable - trade	$91,155	$105,317
Accrued salaries, wages and related expenses	24,400	26,171
Other accrued expenses	42,547	40,350
Customer credits	20,399	22,358
Income taxes payable	-	311
Current portion of long-term debt	1,244	116,179
Total Current Liabilities	179,745	310,686

Long-Term Debt	142,910	29,154
Deferred Rent and Lease Incentives	56,800	48,587
Other Long Term Liabilities	49,939	24,846
Deferred Income Tax Liability	-	5,436
Total Liabilities	429,394	418,709
Shareholders' Equity	508,027	464,166
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$937,421	$882,875

* Restated to reclassify convertible senior notes and deferred compensation between current liabilities and long-term liabilities.